Exhibit 99.2

FEBRUARY 2022 Investor Presen t a t ion

INVESTOR PRESENTATION FEBRUARY 2022 Disclaimers 2 NON - GAAP FINANCIAL MEASURES As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non - GAAP financial measures contained in this document to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this document . This document contains the following non - GAAP financial measures : adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) on a consolidated basis for the three months and years ended December 31 , 2021 and 2020 ; adjusted EBITDA margin on a consolidated basis for the three months and years ended December 31 , 2021 and 2020 ; adjusted net income from continuing operations attributable to common shareholders and adjusted diluted earnings from continuing operations per share (“adjusted EPS”) on a consolidated basis for the three months and years ended December 31 , 2021 and 2020 ; free cash flows for the three months and years ended December 31 , 2021 and 2020 ; adjusted operating income (including and excluding gains on real estate transactions) and adjusted operating ratio (including and excluding gains on real estate transaction) for our North American less - than - truckload for the three months ended December 31 , 2021 and 2020 , and the years ended December 31 , 2021 , 2020 , 2019 , 2018 , 2017 , 2016 and 2015 ; margin (revenue less cost of transportation and services) for North American Truck Brokerage for the three months and years ended December 31 , 2021 and 2020 ; return on invested capital (ROIC) on a consolidated basis for the year ended December 31 , 2021 ; net leverage and net debt as of December 31 , 2021 . We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses . Other companies may calculate these non - GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies . These non - GAAP financial measures should only be used as supplemental measures of our operating performance . Adjusted EBITDA, adjusted net income from continuing operations attributable to common shareholders and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs, litigation settlements and other adjustments as set forth in the attached tables . Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin - off and may include transaction costs, consulting fees, retention awards, and internal salaries and wages (to the extent the individuals are assigned full - time to integration and transformation activities) and certain costs related to integrating and converging IT systems . Restructuring costs primarily relate to severance costs associated with business optimization initiatives . Management uses these non - GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance . We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value . We calculate free cash flow as net cash provided by operating activities from continuing operations, less payment for purchases of property and equipment plus proceeds from sale of property and equipment . We believe that adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), litigation settlements, tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses . We believe that adjusted net income from continuing operations attributable to common shareholders and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition - related intangible assets, litigation settlements, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables . We believe that margin (revenue less cost of transportation and services) improves the comparability of our operating results from period to period by removing the cost of transportation and services, in particular the cost of fuel, incurred in the reporting period as set out in the attached tables . We believe that adjusted operating income and adjusted operating ratio improve the comparability of our operating results from period to period by ( i ) removing the impact of certain transaction and integration costs and restructuring costs, as well as amortization expenses and (ii) including the impact of pension income incurred in the reporting period as set out in the attached tables . We believe that return on invested capital (ROIC) is an important metric as it measures how effectively we deploy our capital base . ROIC is calculated as net operating profit after tax (NOPAT) for the year ended December 31 , 2021 divided by invested capital as of December 31 , 2021 . NOPAT is calculated as adjusted EBITDA less depreciation expense, real estate gains and cash taxes plus operating lease interest . Invested capital is calculated as equity plus debt and operating lease liabilities less cash and goodwill and intangibles . We believe that net leverage and net debt are important measures of our overall liquidity position and are calculated by removing cash and cash equivalents from our reported total debt and reporting net debt as a ratio of our year end reported adjusted EBITDA . With respect to our financial targets for full year 2022 adjusted EBITDA, adjusted diluted EPS and free cash flow, a reconciliation of these non - GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non - GAAP target measures . The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward - looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation .

INVESTOR PRESENTATION FEBRUARY 2022 Disclaimers (cont.) 3 FORWARD - LOOKING STATEMENTS This document includes forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, including our full year 2022 financial targets for adjusted EBITDA, depreciation and amortization (excluding amortization of acquisition - related intangible assets), interest expense, effective tax rate, adjusted diluted EPS (excluding amortization of acquisition - related intangible assets), gross capital expenditures, net capital expenditures, and free cash flow ; our first quarter 2022 financial target for adjusted EBITDA ; our expectation of year - over - year improvement of at least 100 basis points in North American LTL adjusted operating ratio ; our 2022 financial target of at least $ 1 billion of adjusted EBITDA in the North American LTL segment ; our expectation that North American LTL adjusted operating ratio will inflect to year - over - year improvement mid - year 2022 , our expectation to continue to deliver double - digit volume growth in North American truck brokerage in 2022 and going forward ; our target net leverage ratio of 1 . 0 x to 2 . 0 x by the first half of 2023 ; and our goal of an investment - grade credit rating . All statements other than statements of historical fact are, or may be deemed to be, forward - looking statements . In some cases, forward - looking statements can be identified by the use of forward - looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms . However, the absence of these words does not mean that the statements are not forward - looking . These forward - looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances . These forward - looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward - looking statements . Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following : economic conditions generally ; the severity, magnitude, duration and aftereffects of the COVID - 19 pandemic, including supply chain disruptions due to plant and port shutdowns and transportation delays, the global shortage of certain components such as semiconductor chips, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages, which may lower levels of service, including the timeliness, productivity and quality of service, and government responses to these factors ; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands ; our ability to implement our cost and revenue initiatives ; the effectiveness of our action plan, and other management actions, to improve our North American LTL business ; our ability to benefit from a sale, spinoff or other divestiture of one or more business units, and the impact of anticipated material compensation and other expenses, including expenses related to the acceleration of equity awards, to be incurred in connection with a substantial disposition ; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies ; goodwill impairment, including in connection with a business unit sale, spinoff or other divestiture ; matters related to our intellectual property rights ; fluctuations in currency exchange rates ; fuel price and fuel surcharge changes ; natural disasters, terrorist attacks or similar incidents ; risks and uncertainties regarding the expected benefits of the spin - off of our logistics segment ; the impact of the spin - off of our logistics segment or a future spin - off of a business unit on the size and business diversity of our company ; the ability of the spin - off of our logistics segment to qualify for tax - free treatment for U . S . federal income tax purposes ; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems ; our indebtedness ; our ability to raise debt and equity capital ; fluctuations in fixed and floating interest rates ; our ability to maintain positive relationships with our network of third - party transportation providers ; our ability to attract and retain qualified drivers ; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees and independent contractors ; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions ; risks associated with our self - insured claims ; risks associated with defined benefit plans for our current and former employees ; governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes ; governmental or political actions, including the United Kingdom’s exit from the European Union ; and competition and pricing pressures . All forward - looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations . Forward - looking statements set forth in this document speak only as of the date hereof, and we do not undertake any obligation to update forward - looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law .

INVESTOR PRESENTATION FEBRUARY 2022 Table of contents 4 INVESTMENT HIGHLIGHTS 5 LESS - THAN - TRUCKLOAD (LTL) 15 TRUCK BROKERAGE 23 SUPPLEMENTAL MATERIALS 31

INVESTOR PRESENTATION FEBRUARY 2022 Why invest in XPO today? 1 A top provider in highly attractive less - than - truckload and truck brokerage sectors 2 High - ROIC businesses benefitting from secular tailwinds 3 Company - specific initiatives in LTL to improve operating ratio, increase volume and grow profit 4 Best - in - class truck brokerage business with soaring adoption of leading technology platform 5 Deleveraging while continuing to invest in growth, supported by strong adjusted EBITDA and free cash flow Significant opportunity to continue to create outsized shareholder value 5

INVESTOR PRESENTATION FEBRUARY 2022 STRONG POSITIONING OF CORE BUSINESSES XPO KEY METRICS 1 2021 revenue $ 12.8 billion Locations 7 71 Employees ~4 2 ,000 Customers ~50,000 LTL industry, North America 2 ~$42 billion Truck brokerage industry, North America 3 ~$80 billion 1 Global data for revenue, locations, customers and employees as of December 31 , 2021; excludes logistics segment, which was spun off on August 2, 2021 2 Third - party research: North American less - than - truckload industry size 3 Third - party research: North American truck brokerage industry size; reflects brokered component of ~$440 billion total addressable truckload opportunity ▪ Third largest provider of less - than - truckload (LTL) transportation in North America ▪ Second largest truck broker worldwide, and one of the largest in North America ▪ More than 90% of 2021 operating income derived from North American LTL and truck brokerage businesses ▪ Leading positions in Europe: France, the United Kingdom and Iberia (Spain / Portugal) A leading provider of freight transportation services 6 XPO helps customers move their goods most efficiently through their supply chains. We deliver value in the form of technological innovations, process improvements, cost efficiencies and reliable outcomes.

INVESTOR PRESENTATION FEBRUARY 2022 XPO is a strategic partner to blue - chip customers in diverse sectors Note: Partial list 7

INVESTOR PRESENTATION FEBRUARY 2022 Long track record of significant shareholder value creation ▪ XPO was the 7th best - performing stock of the last decade on the Fortune 500, based on Bloomberg market data ▪ Spent more than $3 billion on technology on all operations over the past 10 years, including truck brokerage digitization and LTL optimization ▪ Delivered 910 bps of improvement in North American LTL adjusted operating margin since 2015, excluding gains from sales of real estate ▪ Delivered 27% revenue CAGR in North American truck brokerage 2013 – 2021, outperforming industry growth rate by 3x ▪ Robust adjusted EBITDA growth and free cash flow support continued deleveraging to 1.0x – 2.0x target leverage by the first half of 2023, from 2.7x 1 FOCUSED EXECUTION AND CAPITAL ALLOCATION DRIVING OUTSIZED RESULTS 1 Calculated as net debt of $3.3 billion divided by adjusted EBITDA of $1.2 billion for year - end December 31, 2021; refer to page 13 for more information Refer to the “Non - GAAP Financial Measures” section on page 2 and ROIC reconciliation in Supplemental Materials for related infor mation 8 High return on invested capital of 32% in 2021

XPOLogistics

Long runway for revenue growth and margin expansion

XPO'S REVENUE DRIVERS

- **Transportation outsourcing:** XPO's ability to provide dependable capacity and enhanced visibility through technology continues to drive strong share gains in truck brokerage
- **XPO Connect®:** Customers value digital access to XPO's massive truckload carrier network via a user-friendly interface, with clear pricing visibility
- **E-commerce:** Demand is rising for LTL capacity as customers increasingly expect fast delivery of goods, compressing supply chains
- **Industrial recovery:** XPO is benefiting from the ongoing increase in industrial demand, as supply chains continue to recover from COVID-19

XPO'S MARGIN DRIVERS

- **Pricing optimization:** Utilizing machine learning and data science in both LTL and truck brokerage to capture higher-margin pricing opportunities and tailor sales strategies for customers of various sizes and supply chain needs
- **XPO Connect®**: Managing more volume at lower cost, as shipper and carrier demand continues to build for the industry's most accomplished digital brokerage ecosystem
- **LTL operational excellence:** Continuing to deploy proprietary technology to improve efficiency, optimize the network and ramp up cross-dock productivity with XPO Smart™

XPO's expected annual technology spend of ~$300 million will continue to differentiate the company as a leading industry innovator

INVESTOR PRESENTATION FEBRUARY 2022

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INVESTOR PRESENTATION FEBRUARY 2022 Commentary ▪ Revenue increased 14% to $3.36 billion, a record for any quarter in the company’s history ▪ Net income 1 was $126 million, or $1.08 diluted earnings per share, compared with $34 million, or $0.33 diluted earnings per share for Q4 2020 ▪ Operating income was $174 million, compared with $153 million for Q4 2020 ▪ Adjusted diluted EPS was $1.34, the highest of any quarter in the company’s history ▪ Adjusted EBITDA was $323 million, up 12% YoY, exceeding the company’s guidance range ⏤ the highest adjusted EBITDA of any Q4 to date 1 From continuing operations attributable to common shareholders 2 Diluted earnings from continuing operations per share 3 Net cash provided by operating activities from continuing operations Refer to the “Non - GAAP Financial Measures” section on page 2 and Supplemental Materials for related information REVENUE $3.361 billion NET INCOME 1 $126 million OPERATING INCOME $174 million DILUTED EPS 2 $1.08 CASH FLOW FROM OPERATING ACTIVITIES 3 $98 million ADJUSTED NET INCOME 1 $155 million ADJUSTED DILUTED EPS 2 $1.34 ADJUSTED EBITDA $323 million FREE CASH FLOW $57 million Fourth quarter 2021 results

INVESTOR PRESENTATION FEBRUARY 2022 Full year 2021 results 1 Net income from continuing operations attributable to common shareholders 2 Diluted earnings from continuing operations per share 3 Net cash provided by operating activities from continuing operations Refer to the “Non - GAAP Financial Measures” section on page 2 and Supplemental Materials for related information ▪ Full year results exclude the logistics segment, which was spun off on August 2, 2021 ▪ Revenue of $12.806 billion is a full - year company record – North American Less - Than - Truckload segment increased revenue to $4.12 billion, compared with $3.54 million for 2020 – Brokerage and Other Services segment increased revenue to $8.91 billion, compared with $6.80 billion for 2020 ▪ Operating income was $616 million, compared with $228 million for 2020 ▪ Adjusted EBITDA of $1.239 billion exceeded the company’s full year guidance range Commentary REVENUE $12.806 billion NET INCOME 1 $323 million OPERATING INCOME $616 million DILUTED EPS 2 $2.82 CASH FLOW FROM OPERATING ACTIVITIES 3 $656 million ADJUSTED NET INCOME $491 million ADJUSTED DILUTED EPS 2 $4.30 ADJUSTED EBITDA $1.239 billion FREE CASH FLOW $475 million 11

XPO Logistics

2022 guidance

- Adjusted EBITDA of $1.36 billion to $1.40 billion, including first quarter adjusted EBITDA of $280 million to $285 million[1];
  - North American LTL expected to generate at least $1 billion of full year adjusted EBITDA;
- Year-over-year improvement of more than 100 basis points in North American LTL adjusted operating ratio[2];
- Depreciation and amortization of approximately $400 million, excluding amortization of acquisition-related intangible assets;
- Interest expense of $170 million to $180 million;
- Effective tax rate of 24% to 25%; and
- Adjusted diluted EPS of $5.00 to $5.45, excluding amortization of acquisition-related intangible assets, and assuming 117 million shares outstanding at year-end 2022.

With respect to 2022 cash flows:

- Gross capital expenditures of $500 million to $550 million;
- Net capital expenditures of $425 million to $475 million; and
- Free cash flow of $400 million to $450 million.

Full year 2022 guidance reflects year-over-year increases of 11% in adjusted EBITDA and 22% in adjusted diluted EPS at the mid-points of each range

[1] For full year 2022, assumes gains from real estate sales of approximately $50 million dollars, compared with $62 million in 2021; for first quarter 2022, assumes no gain from real estate sales, compared with $17 million in 2021; the company currently plans to execute real estate sales in the second half of 2022

[2] The company expects approximately 200 basis points of year-over-year degradation in LTL adjusted operating ratio, excluding gains from sales of real estate, for the first quarter of 2022

Refer to the "Non-GAAP Financial Measures" section on page 2

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INVESTOR PRESENTATION FEBRUARY 2022 Balance sheet and liquidity as of December 31, 2021 1 Commentary ▪ Reduced net leverage to 2.7x, from 2.8x the prior quarter ▪ In the full year 2021, the company paid down ~$3 billion of debt, including the retirement of Senior Notes due 2022, 2023 and 2024, using available cash from: – A cash distribution of $794 million, representing the net proceeds of debt issued to the GXO spin - off in July and paid to XPO in connection with the transaction – $384 million net proceeds realized through an offering of XPO common stock – Strong free cash flow generation NET DEBT 2 $3.3 billion NET LEVERAGE 3 2.7x TOTAL LIQUIDITY 4 $1.3 billion 7DUJHWQHWOHYHUDJHUDWLRRI [ ± [E\ILUVWKDOIRI 1 Excludes logistics segment, which was spun off on August 2, 2021 2 Calculated as total debt of $ 3 . 5 7 billion less cash and cash equivalents of $ 260 million 3 Calculated as net debt of $3. 31 billion divided by adjusted EBITDA of $1.2 4 billion for the year ended December 31, 2021 4 In cludes approximately $ 1 b illion of available borrowing capacity and $ 260 million of cash and cash equivalents Refer to the “Non - GAAP Financial Measures” section on page 2 and Supplemental Materials for related information 13

XPOLogistics

Strong ESG culture, with chief diversity officer leading DE&I

ESG targets tie to executive compensation program

Core DE&I objectives relate to recruitment and retention

- Working to significantly increase the diversity of talent in the pipeline by collaborating with historically black colleges and universities (HBCUs) and others
- Promoting women and minority employees to middle and senior management roles
- Communicating culture of belonging to an expanded range of underrepresented groups, replicating XPO's success with hiring LGBTQ+ community members and military veterans

ESG Scorecard Categories

Workforce and Talent	Information Security
Employee and Community Safety	Environmental and Sustainability
Diversity, Equity and Inclusion	Governance

Scorecard used to evaluate performance related to environmental, social and governance initiatives and incentivize long-term, successive achievements

INVESTOR PRESENTATION FEBRUARY 2022

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L e s s - th a n - t r u ckl o a d ( L TL)

,19(672535(6(17$7,21)(%58$5< LTL is the transportation of a quantity of freight that is larger than a parcel but too small to require an entire truck, often shipped on pallets. Freight for different customers is consolidated in the same trailer. XPO is a top three provider of LTL transportation in North America ▪ Significant competitive advantages in the US as one of the few national LTL networks, with many longstanding customer relationships among ~ 25,000 accounts served ▪ Favorable industry dynamics, including a firm pricing environment, as well as strong demand driven by rapid growth in e - commerce and ongoing recovery in industrial activity ▪ A large opportunity to enhance profitability through numerous XPO - specific initiatives that are largely independent of macro conditions, related to sales, operations, asset management and technology, including: – Optimization of annual linehaul spend of ~ $1.1 billion, excluding fuel, through the application of XPO’s proprietary LTL technology for routing, load - building and labor productivity; dynamic pricing tools; expansion of terminal footprint and in - house trailer manufacturing; and targeted sales pipeline management; ▪ Over 12,000 professional truck drivers, with many sourced through the company’s driver training schools; XPO’s driver resources are particularly valued by customers, as the truck driver shortage is predicted to continue ▪ High return on invested capital (ROIC) from capital allocated to grow network density, expand fleet and talent base, and enhance technology XPO’S REVENUE AND MARGIN GROWTH LEVERS IN LTL 16

INVESTOR PRESENTATION FEBRUARY 2022 5HYHQXH $1.0 billion Operating income $137 million Adjusted EBITDA $210 million Adjusted operating ratio 2 87.5% 2021 North American LTL business profile 1 Source: Third - party research, North America 2 Excluding gains from sales of real estate Refer to the “Non - GAAP Financial Measures” section on page 2 and Supplemental Materials for related information Industry size ~$42 billion 1 XPO’s industry share ~8% Largest customer as % of 2021 revenue 2% 2021 shipments ~13 million Terminals as of year - end 291 Employees as of year - end ~21,000 Tractors and trailers as of year - end ~7,900, 25,800 Expect to generate at least $1 billion of LTL adjusted EBITDA in 2022 FOURTH QUARTER 2021 17 Revenue $4.1 billion Operating income $618 million Adjusted EBITDA $904 million Adjusted operating ratio 2 84.3% FULL YEAR 2021 KEY METRICS

INVESTOR PRESENTATION FEBRUARY 2022 North America n LTL pricing fundamentals benefit XPO’s long - term expansion 1 Excludes the impact of fuel surcharges XPO LTL GROSS REVENUE PER HUNDREDWEIGHT 1 In Q4 2021, grew yield ex - fuel by a record 11% YoY 18 $16.48 $17.20 $17.32 $17.70 $18.27 $18.63 $19.80 2015 2016 2017 2018 2019 2020 2021

INVESTOR PRESENTATION FEBRUARY 2022 910 bps improvement in LTL adjusted operating margin under XPO ownership ~ 7% ~ 1 6% 2 0 15 2021 1 Excluding gains from sales of real estate Refer to the “Non - GAAP Financial Measures” section on page 2 and Supplemental Materials for related information In 2022, expect to achieve YOY improvement of more than 100 basis points in adjusted operating ratio XPO NORTH AMERICAN LTL ADJUSTED OPERATING MARGIN 1 19

XPOLogistics

Significant opportunity to drive further gains with XPO's proprietary technology

Pricing

- Data-driven pricing tools optimize LTL rates for local and regional accounts, while improving efficiency
- Elasticity tools help determine best pricing for large, contractual customer relationships
- New pricing platform enables lead generation by mining historical pricing activity

Linehaul and network

- Opportunity to optimize annual linehaul spend of ~$1.1 billion ex-fuel by enhancing network tools
- Automated load-building increases trailer utilization while improving network fluidity

Pickup-and-delivery routing

- New planning tools deployed in 2021
- Deployment of new dispatch tools began in Q4 2021

Customer service

- New customer experience capabilities launching Q1 2022: online digital dashboard with self-service tools; piece-level tracking with automated notifications


XPOLogistics
XPO
XPOLog

INVESTOR PRESENTATION FEBRUARY 2022
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XPOLogistics

Progress report on five-part action plan for LTL, initiated October 2021

Improving network flow:

- Targeted initiatives substantially improved freight flows and customer satisfaction in Q4 2021 as the quarter progressed
- Generated significantly stronger service metrics in key areas, such as on-time transit and freight handling

Driving pricing:

- Pulled typical January 2022 GRI forward to November 2021
- Instituted accessorial charges for detained trailers, oversized freight and special handling
- Actions contributed to record 11% growth in yield ex-fuel in Q4 2021

Expanding driver base:

- *G*raduated ~900 truck drivers from XPO driver training schools in 2021, exceeding goal
- Company intends to double driver graduate count in 2022 vs. 2021


XPO

Continued on next page

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INVESTOR PRESENTATION FEBRUARY 2022 Progress report on five - part action plan for LTL (cont’d) 22 Increasing trailer production: ▪ Added second production line at Searcy, Arkansas trailer manufacturing facility ▪ In 2022, the company expects to produce twice the number of trailer units YoY Expanding network footprint: ▪ The company intends to add 900 net new doors to its North American LTL network by YE 2023, increasing door count by ~ 6% ▪ Opened three new terminals from October 2021 through January 2022, with a total of 314 doors: Chicago Heights, Illinois (264 doors) pictured at right; Sheboygan, Wisconsin (26 doors); and Texarkana, Arkansas (24 doors); and closed 165 doors as planned, resulting in 149 net doors added to the network ▪ Plans to open new fleet maintenance shops in Ohio, Florida, New York and Nevada in Q1 2022 Action plan drove favorable trend in adjusted operating ratio every month in Q4 2021

T ru c k b r o kera g e

INVESTOR PRESENTATION FEBRUARY 2022 XPO’s best - in - class truck brokerage business is second largest worldwide ▪ Massive capacity of 98,000 carriers globally, representing a total of over one million trucks ▪ Flexible, non - asset model designed to profit in any market environment ▪ Highly experienced leadership team has worked together for many years, bringing agility and expertise to the business ▪ First - mover technology advantage with investments in automation starting in 2011, ahead of the curve ▪ Proprietary XPO Connect ® digital brokerage platform with soaring adoption rates and proven ability to drive margin growth by managing more volume at less cost ▪ Blue - chip customer base across diverse verticals XPO’S REVENUE AND MARGIN GROWTH LEVERS IN TRUCK BROKERAGE 24 Truck brokerage is a non - asset business that facilitates the movement of full truckloads of freight, typically from a single shipper. A broker purchases truck capacity from independent carriers.

XPOLogistics

2021 North American truck brokerage business profile

KEY METRICS

Industry size, North America	$80 billion[1]
XPO's industry share	~3%
Average tenure of XPO's top 10 customers	~13 years
Full truckload market opportunity, North America	$440 billion[1]

FOURTH QUARTER 2021

Revenue	$846 million
Margin[2]	$128 million

FULL YEAR 2021

Revenue	$2.7 billion
Margin[2]	$427 million

Grew truck brokerage revenue by 63% and loads by 29% year-over-year in 2021, including 35% load growth from top 20 customers

[1] Source: Third-party research; North American truck brokerage industry size reflects brokered component of $440 billion total addressable truckload opportunity
[2] Margin is calculated as revenue less cost of transportation and services (exclusive of depreciation and amortization)
Note: North American truck brokerage is the largest component of the company's Brokerage and Other Services segment
Refer to the "Non-GAAP Financial Measures" section on page 2 and reconciliation in Supplemental Materials for related information

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INVESTOR PRESENTATION FEBRUARY 2022 6% 7% 7% 7% 21% 20% 19% 17% 16% 14% 14% 13% 12% 12% 11% 11% 10% 10% 10% 9% 8% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Source: Third - party research Brokers have been steadily capturing truckload share for decades BROKER PENETRATION OF NORTH AMERICAN TRUCKLOAD INDUSTRY Outsourced freight transportation is shifting from asset - based trucking companies to brokers, as shippers seek reliable access to capacity and real - time pricing 26

INVESTOR PRESENTATION FEBRUARY 2022 $39 billion $80 billion 2013 2021 $397 million $2.749 billion 2013 2021 XPO is growing North American truck brokerage 3x faster than the industry 1 Third - party research: North American truck brokerage industry size; reflects brokered component of ~$ 440 billion total addressable truckload opportunity US BROKERAGE INDUSTRY GROWTH FROM 2013 TO 2021 1 XPO BROKERAGE REVENUE GROWTH FROM 2013 TO 2021 27 Expect to generate double - digit truck brokerage volume growth in 2022 and going forward

INVESTOR PRESENTATION FEBRUARY 2022 Fastest - growing digital brokerage platform in the industry ▪ In Q4 2021, 70% of XPO’s brokerage orders in North America were created or covered digitally ▪ Automation drives productivity in XPO’s brokerage operation — grew loads at approximately 2x the rate of headcount from Q4 2016 to Q4 2021 ▪ Improves transportation procurement by providing deep visibility into available capacity and market conditions ▪ Proprietary pricing engine provides customers with dynamic analysis of carrier bids ▪ Optimizes shipper services by sourcing the best carrier for each load profile and providing tracking from pickup to delivery in real time ▪ Integrates with customer TMS systems and provides real - time pricing that is backed by service and capacity ▪ Equips truck drivers to find, win and book loads, negotiate rates and locate backhauls to reduce empty miles, using XPO’s mobile app ▪ Gives shippers and carriers the ability to interact directly when tendering loads for maximum efficiency CUSTOMER AND CARRIER DEMAND FOR XPO CONNECT ® IS OUTPACING THE SECULAR SHIFT TO BROKERAGE AUTOMATION, DRIVING SHARE GAINS 28 XPO Connect ® is a breakthrough technology that helps shippers and carriers make informed decisions, leveraging an integrated platform tailored for every mode of transportation.

INVESTOR PRESENTATION FEBRUARY 2022 FREIGHT M ANA G E M E N T CARRIER SCORE AND REWARDS CAPACITY POSTING LOAD BOOKING 74% increase in weekly average carrier users on the platform in Q4 YoY ▪ Proprietary mobile app gives truck drivers access to the XPO Connect ® platform from the road ▪ Fully automated transactions, tracking solution and intuitive tools for bidding, booking loads and more ▪ Enhances access to truckload capacity for XPO customers regardless of market conditions 29 Drivers have downloaded the Drive XPO ® app over 600,000 times

INVESTOR PRESENTATION FEBRUARY 2022 Total registered customer users Total digital brokerage orders Note: All data is global and cumulative as of December 31 , 2021 XPO’s digital marketplace is widely adopted and growing hyper - fast 30 CUSTOMERS WANT DIGITAL ACCESS TO XPO’S DEEP POOL OF TRUCKS AND DRIVERS CARRIERS WANT THE INCOME OPPORTUNITIES THAT XPO CONNECT ® PROVIDES Total Drive XPO app downloads Total registered carrier users - 500,000 1,000,000 1,500,000 2,000,000 2,500,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 - 2,000 4,000 6,000 8,000 10,000 12,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000 500,000 550,000 600,000 650,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 100,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021

Supplemen t al materials

INVESTOR PRESENTATION NOVEMBER 2021 Highly skilled management team Brad Jacobs Chief Executive Officer United Rentals, United Waste Lou Amo President, Truck Brokerage – North America Electrolux, Union Pacific, Odyssey Logistics Josephine Berisha Chief Human Resources Officer Morgan Stanley Erik Caldwell President, Last Mile Logistics – North America Hudson's Bay, Luxottica Matthew Fassler Chief Strategy Officer Goldman Sachs Luis - Angel Gómez Izaguirre Managing Director, Transport – Europe Norbert Dentressangle Mario Harik Chief Information Officer; Acting President, LTL – North America Oakleaf Waste Management Tavio Headley Chief Investor Relations Officer Jefferies, American Trucking Associations LaQuenta Jacobs Chief Diversity Officer Delta Air Lines, Home Depot, Turner Broadcasting Heidi Ratti Senior Vice President, Human Resources, LTL – North America Pacer Christine Robinne Chief Information Officer – Europe Heineken, Quaker Oats Ravi Tulsyan Chief Financial Officer ADT, Tyco, PepsiCo Drew Wilkerson President, Transportation – North America C.H. Robinson LEADERSHIP Note: Partial list PRIOR EXPERIENCE 32

INVESTOR PRESENTATION FEBRUARY 2022 XPO 2021 REVENUE DIVERSIFICATION BY VERTICALS Highly diversified revenue across attractive verticals 33 Industrial and Manufacturing 37% Retail and E - commerce 23% Consumer Goods 7% Food and Beverage 8% Logistics and Transportation 8% Other 17%

XPO Logistics

#1 last mile logistics provider for heavy goods

Note: Last mile logistics is the facilitation of deliveries to consumer homes, often with white-glove service. XPO specializes in last mile logistics for heavy goods, such as appliances, furniture and large electronics. North American industry size: ~$16 billion[1].

XPO KEY METRICS[2]

2021 revenue	$1 billion
Hub locations	85
Employees[3]	~1,700
Independent carrier-owned vehicles	~4,100
2021 deliveries and installations	Over 11 million

INDUSTRY LEADER IN NORTH AMERICA

- XPO is the largest last mile provider for heavy goods
- Outstanding customer satisfaction levels resulting from in-house expertise, digital consumer engagement via XPO technology and high-quality network of independent contractors
- Customers include omnichannel retail, e-commerce and direct-to-consumer manufacturers
- Asset-light platform positioned within 125 miles of 90% of the US population; independent contractor network
- XPO Connect® tools balance route efficiency with consumer at-home availability



Accelerating growth of e-commerce includes trend toward more big and bulky goods bought online
US e-commerce, $ in billions
CAGR: 14%
142
146
170
200
232
263
302
346
397
459
520
598
840
914
1,006
1,105
1,210
2008A
2009A
2010A
2011A
2012A
2013A
2014A
2015A
2016A
2017A
2018A
2019A
2020A
2021E
2022E
2023E
2024E

[1] Source: Third-party research
[2] North American data as of December 31, 2021
[3] ~800 temporary workers in addition to employee count

INVESTOR PRESENTATION FEBRUARY 2022
34

INVESTOR PRESENTATION FEBRUARY 2022 XPO holds leading transportation positions in key European geographies TRUCK BROKERAGE #1 LTL provider in France and Iberia #1 single - owner LTL network in the UK ▪ LTL network of ~ 130 locations serving countries across Europe ▪ Optimal LTL operating model utilized for each coverage area: contracted capacity, owned capacity or blended capacity LESS - THAN - TRUCKLOAD #1 broker in France and Iberia ( Spain / Portugal) #3 broker in the UK 35

INVESTOR PRESENTATION FEBRUARY 2022 XPO is widely recognized for performance and culture ▪ Named one of the World’s Most Admired Companies by Fortune, 2018, 2019, 2020, 2021 ▪ Ranked #1 in the Fortune 500 category of Transportation and Logistics, 2017, 2018, 2019, 2020, 2021 ▪ Named a Top Company for Women to Work for in Transportation by Women in Trucking Association, 2021 ▪ Named one of America's Most Responsible Companies by Newsweek, 2020, 2022 ▪ Named one of Spain’s Best Companies to Work For by Forbes, 2019, 2020, 2021 ▪ Named a Leader in the Magic Quadrant for 3PL Providers by Gartner, 2017, 2018, 2019, 2020, 2021 ▪ Received first - place ranking in all categories of 2022 Institutional Investor All - America Executive Team; voted Brad Jacobs best CEO in transportation space ▪ Received Intel’s Supplier Achievement Award for COVID response, 2021 ▪ Recognized by General Motors with Supplier of the Year Award for aftermarket distribution 2019, managed transportation 2020, 2021 ▪ Received Ulta Beauty’s “Improve Always” Award, 2021 ▪ Named a Top 100 3PL by Inbound Logistics, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021 ▪ Named one of Best Leadership Teams and Best CEOs for Diversity by Comparably, 2021 ▪ Winner of Dow Chemical’s Sustainability Award for road transportation, 2021 ▪ Named LTL Collaborator of the Year by GlobalTranz, 2021 ▪ Named a Top 100 Trucker by Inbound Logistics, 2016, 2017, 2018, 2019, 2020, 2021 ▪ Named a Freight.Tech Disruptive Technology Leader by FreightWaves , 2018, 2019, 2020, 2021 ▪ Recognized by Ford Motor Company with World Excellence Awards, 2019, 2020, 2021 ▪ Awarded BRC certification for food safety in transport operations for Arla Foods distribution, 2021 ▪ Honored with Whirlpool Corporation Intermodal Carrier of the Year Award and Maytag Dependability Award, 2020 ▪ Ranked #7 of the Top 20 UK Companies for Quality of Workplace Culture by the Chartered Management Institute, 2020 ▪ Recognized by Owens Corning as Supplier of the Year Award, 2020 ▪ Recognized by Raytheon Company with EPIC Supplier Excellence Award for on - time delivery, 2019 ▪ Named a European Diversity Leader by the Financial Times, 2019 ▪ Named a Winning “W” Company by 2020 Women on Boards for gender diversity of the board of directors, 2019 ▪ Recognized by Nissan Manufacturing UK for excellence at Operational Logistics Awards, 2014, 2015, 2016, 2017, 2018, 2019 ▪ Awarded Best Employer Practice Award for partnership with DS Workfit by British Association for Supported Employment, 2019 ▪ CEO Jacobs ranked #10 on Barron's readers list of World's Best CEOs, 2018 ▪ Named to the Fortune Future 50 list of US companies best positioned for breakout growth, 2018 36

INVESTOR PRESENTATION FEBRUARY 2022 Select ed highlights of XPO’s people - first culture ▪ Appointed a Chief Diversity Officer and launched a Diversity and Inclusion Council in 2020 ▪ Launching a global Sustainability Steering Committee, planned for Q2 2022 ▪ Created a global Diversity and Inclusion Steering Committee under the leadership of Chief Diversity Officer, 2021 ▪ Launched a Sustainability Steering Committee and a Diversity and Inclusion Steering Committee in Europe in 2020 ▪ Named transportation partner of 3 - Day Walks ® for Susan G. Komen Foundation in its fight against breast cancer through 2022 ▪ Partnered with Hispanic Association of Colleges and Universities to provide financial support for HACU’s objectives ▪ Partnered with Truckers Against Trafficking to help combat human trafficking ▪ Recognized by Human Rights Campaign on the Corporate Equality Index (CEI) for LGBTQ+ inclusion, 2020, 2021 ▪ Recognized by Disability:IN and the American Association of People with Disabilities on the Disability Equality Index, 2021 ▪ Donated services to Soles4Souls, a non - profit committed to disrupting the cycle of poverty ▪ Tuition benefit reimburses employees up to $5,250 annually for pursuing continuing education ▪ Robust recruitment initiatives emphasize diversity hiring; awarded Viqtory’s bronze - level Military - Friendly Employer ® ▪ Company celebrates Black History, Women’s History, Hispanic Heritage, LGBTQ+ Pride and Military Appreciation months ▪ Honored for 35% or more female representation on XPO’s board of directors by Women’s Forum of New York, 2021 ▪ Signed national Diversity Charters in Spain and France, committing to diversity and inclusion in the workplace Progressive Pregnancy Care and Family Bonding benefits ▪ Any XPO employee, male or female, receives up to six weeks of 100% paid postnatal leave as primary caregiver , or up to two paid weeks as a secondary caregiver ▪ W omen receive up to 1 0 days or 80 hours of 100% paid prenatal leave for health and wellness ▪ “Automatic yes" pregnancy accommodations granted on request; more extensive accommodations easily arranged ▪ XPO guarantees that a woman will continue to be paid her regular base wage rate, and remain eligible for wage increases, while her pregnancy accommodations are in effect 37

INVESTOR PRESENTATION FEBRUARY 2022 XPO is strongly committed to sustainability ▪ CarbonNET, XPO’s proprietary, cloud - based calculator, helps document emission sources, activity data and CO 2 calculations ▪ Named a Top 75 Green Supply Chain Partner by Inbound Logistics for 2016, 2017, 2018, 2019, 2020, 2021 ▪ Joined Lean & Green National Project in Spain as part of pan - European initiative to cut greenhouse gas emissions in supply chain s ▪ Awarded Trophées EVE 2020 for implementing an “urban river” solution to reduce CO 2 emissions during inner - city deliveries in Paris, in cooperation with the Ports of Paris, City of Paris, Île - de - France region and Voies Navigables de France ▪ Renewed three - year commitment to the CO 2 Charter in France, extending 10 - year commitment to sustainability ▪ Expanded fleet with 80 liquified natural gas (LNG) trucks in Europe in 2020; now over 250 natural gas trucks in Europe ▪ Piloted the first fully electric trucks in XPO fleets in Spain and France ▪ Partnered with Daimler Trucks North America to conduct a nine - month pilot of Daimler’s battery - electric commercial trucks ▪ Invested in fuel - efficient Freightliner Cascadia tractors in North America (EPA - compliant and GHG14 - compliant technology), and Stralis Natural Power Euro VI tractors in Europe ▪ European fleet has reduced fuel consumption by 10% since 2015 ▪ Official transport partner of Tour de France for 41 years; tested biofuel Oleo100 in Euro 6 diesel truck at the 2021 Tour ▪ Partnered with ENGIE Solutions, a leading provider of sustainable mobility, to transport natural gas in cryogenic tanks capable of maintaining extremely low temperatures ▪ XPO mega - trucks in Spain can reduce CO 2 emissions by up to 20% by transporting more freight per trip ▪ XPO drivers train in responsible eco - driving and fuel usage reduction techniques ▪ North American LTL locations implementing phased upgrades to LED lighting ▪ Experimenting in Europe with diesel - electric hybrids and zero - emission electric vans for last mile service ▪ Utilizing electronic waybills and documentation in global operations to reduce paper and other waste The latest XPO Sustainability Report is available online at sustainability.xpo.com 38

INVESTOR PRESENTATION FEBRUARY 2022 Business glossary XPO SERVICES ▪ Less - than - truckload (LTL): LTL is the transportation of a quantity of freight that is larger than a parcel but doesn’t require an entire truck, and is often shipped on a pallet. LTL shipments are priced according to the weight of the freight, its commodity class (generally determined by cube/weight ratio and type of product), and mileage within designated lanes. An LTL carrier typically operates a hub - and - spoke network that allows for the consolidation of multiple shipments for different customers in single trucks. XPO is the third largest LTL provider in North America, with a national network that provides customers with geographic density and day - definite regional, inter - regional and transcontinental LTL freight services, including cross - border US service to and from Mexico and Canada, and intra - Canada service. The company also has one of the largest LTL networks in Western Europe, using a blended model of owned and contracted capacity to provide customers with domestic and pan - European solutions. ▪ Truck brokerage: Truck brokerage is a variable - cost business that facilitates the trucking of freight by procuring carriers through the use of technology, typically referred to as a TMS (transportation management system). Brokerage margin is the spread between the price to the shipper and the cost of purchased transportation. The vast majority of truck brokerage shipments are full truckload; cargo is provided by a single shipper in an amount that requires the full limit of the trailer, either by dimension or weight. XPO is the second largest freight broker globally and one of the largest in North America. The company matches shippers’ loads with third - party independent contractors that have the ability to interact directly on the company’s proprietary XPO Connect ® digital platform (see below). Truck brokers have steadily increased their share of the for - hire trucking market throughout cycles, and shippers and carriers increasingly value automation, making digital truck brokerage one of the strongest trends in the freight transportation industry. XPO TECHNOLOGY ▪ XPO Connect ® : XPO’s proprietary, fully automated, self - learning digital freight marketplace connects shippers and carriers directly, as well as through company operations. XPO Connect ® gives shippers comprehensive visibility into current market conditions, including fluctuations in capacity, spot rates by geography and digital negotiating through an automated counteroffer feature. Carriers can post available truck capacity and bid on loads, and shippers can tender loads and track their freight in real time. Drivers use the Drive XPO ® app for mobile access to XPO Connect ® from the road. The app also serves as a geo - locator and supports voice - to - text communications. The cloud - based XPO Connect ® platform is deployed globally. ▪ XPO Smart Œ : XPO’s proprietary, intelligent labor optimization tools improve productivity in cross - dock operations at XPO’s LTL network terminals. 39

INVESTOR PRESENTATION FEBRUARY 2022 Change % Change % Income (loss) from continuing operations $ 126 $ 66 90.9% $ 323 $ (13) NM Debt extinguishment loss - - 54 - Interest expense 35 81 211 307 Income tax provision (benefit) 27 14 87 (22) Depreciation and amortization expense 119 119 476 470 Unrealized (gain) loss on foreign currency option and forward contracts - - 1 (1) Litigation settlements 2 - 31 - Transaction and integration costs 11 9 37 75 Restructuring costs 3 - 19 31 Adjusted EBITDA $ 323 $ 289 11.8% $ 1,239 $ 847 46.3% Revenue $ 3,361 $ 2,938 14.4% $ 12,806 $ 10,199 25.6% Adjusted EBITDA margin (1) 9.6% 9.8% 9.7% 8.3% Three Months Ended December 31, Years Ended December 31, 2021 2020 2021 2020 Financial reconciliations The following table reconciles XPO’s income (loss) from continuing operations for the periods ended December 31, 2021 and 202 0 t o adjusted EBITDA for the same periods. 40 RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA NM = not meaningful 1 Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue Note: Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe Refer to the “Non - GAAP Financial Measures” section on page 2 of this document $ in millions (unaudited)

XPO Logistics

Financial reconciliations (cont.)

The following table reconciles XPO's net income (loss) from continuing operations attributable to common shareholders for the periods ended December 31, 2021 and 2020 to adjusted net income from continuing operations attributable to common shareholders for the same periods.

RECONCILIATIONS OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

$ in millions, except per-share data (unaudited)	Three Months Ended December 31,		Years Ended December 31,	
	2021	2020	2021	2020
Net income (loss) from continuing operations attributable to common shareholders	$ 126	$ 34	$ 323	$ (41)
Preferred stock conversion charge [1]	-	22	-	22
Debt extinguishment loss	-	-	54	-
Unrealized (gain) loss on foreign currency option and forward contracts	-	-	1	(1)
Amortization of acquisition-related intangible assets	21	22	86	87
ABL amendment cost	-	-	1	-
Litigation settlements	2	-	31	-
Transaction and integration costs	11	9	37	75
Restructuring costs	3	-	19	31
Income tax associated with the adjustments above [2]	(7)	(31)	(56)	(66)
Discrete and other tax-related adjustments [3]	(1)	-	(5)	-
Allocation of undistributed earnings	-	(2)	-	(15)
Adjusted net income from continuing operations attributable to common shareholders	$ 155	$ 54	$ 491	$ 92
Adjusted diluted earnings from continuing operations per share	$ 1.34	$ 0.53	$ 4.30	$ 1.01
Weighted-average common shares outstanding				
Diluted weighted-average common shares outstanding	116	102	114	92

[1] Charge relating to the 2020 conversion of 69,445 shares of the company's Series A Preferred Stock

[2] Income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items and contribution-based and margin-based taxes

[3] Discrete tax items reflect a tax benefit related to a tax planning initiative that resulted in the recognition of a long-term capital loss, offset by tax expense due to valuation allowances that were recognized as a result of the spin-off of the company's logistics business

Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

INVESTOR PRESENTATION FEBRUARY 2022

41

INVESTOR PRESENTATION FEBRUARY 2022 The following table reconciles XPO’s net cash provided by operating activities from continuing operations for the quarters en ded December 31, 2021 and 2020, and the years ended December 31, 2021, 2020 and 2019 to free cash flow for the same periods. Financial reconciliations (cont.) 42 Net cash provided by operating activities from continuing operations $ 98 $ 96 $ 656 $ 388 $ 629 Cash collected on deferred purchase price receivable - - - - 75 Adjusted net cash provided by operating activities from continuing operations 98 96 656 388 704 Payment for purchases of property and equipment (101) (83) (313) (303) (379) Proceeds from sales of property and equipment 60 46 132 183 237 Free Cash Flow $ 57 $ 59 $ 475 $ 268 $ 562 Years Ended December 31, 2021 2020 December 31, 20202021 2019 Three Months Ended Refer to the “Non - GAAP Financial Measures” section on page 2 of this document RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS TO FREE CASH FLOW $ in millions (unaudited)

INVESTOR PRESENTATION FEBRUARY 2022 Revenue (excluding fuel surcharge revenue) $ 838 $ 806 $ 3,486 $ 3,106 $ 3,259 $ 3,230 $ 3,140 $ 3,035 $ 3,081 Fuel surcharge revenue 166 110 632 433 532 552 455 370 448 Revenue 1,004 916 4,118 3,539 3,791 3,782 3,595 3,405 3,529 Salaries, wages and employee benefits 473 453 1,907 1,740 1,783 1,751 1,697 1,676 1,726 Purchased transportation 118 88 452 334 397 400 438 438 508 Fuel and fuel-related taxes 75 48 282 186 264 293 234 191 230 Other operating expenses 123 117 553 494 471 590 555 514 629 Depreciation and amortization 57 55 226 224 227 243 233 203 164 Rents and leases 21 18 79 65 49 44 42 41 49 Transaction, integration and rebranding costs - - 1 5 - - 19 24 21 Restructuring costs - (1) - 4 3 3 - - Operating income (1) 137 138 618 487 597 458 377 318 202 Operating ratio (2) 86.4% 84.9% 85.0% 86.2% 84.3% 87.9% 89.5% 90.7% 94.3% Other income (3) 15 10 58 43 22 29 12 - - Amortization expense 8 9 33 34 34 33 34 34 10 Transaction, integration and rebranding costs - - 1 5 - - 19 24 21 Restructuring costs - (1) - 4 3 3 - - - Depreciation adjustment from updated purchase price allocation of acquired assets - - - - - - - (2) - Adjusted operating income (1) $ 160 $ 156 $ 710 $ 573 $ 656 $ 523 $ 442 $ 374 $ 233 Adjusted operating ratio (4) 84.0% 83.0% 82.7% 83.8% 82.7% 86.2% 87.7% 89.0% 93.4% Depreciation expense 49 46 193 190 193 210 199 169 154 Other 1 - 1 1 2 - 6 4 (6) Adjusted EBITDA (1) (5) $ 210 $ 202 $ 904 $ 764 $ 851 $ 733 $ 647 $ 547 $ 381 Adjusted EBITDA Margin (6) 20.9% 22.1% 21.9% 21.6% Gains on real estate transactions (35) (14) (62) (77) Adjusted operating income, excluding gains on real estate transactions $ 125 $ 142 $ 648 $ 496 Adjusted operating ratio, excluding gains on real estate transactions (4) 87.5% 84.5% 84.3% 86.0% 2021 2020 2021 2020 2019 2018 2017 2016 Years Ended December 31, 2015 Three Months Ended December 31, Financial reconciliations (cont.) The following table reconciles XPO’s operating income attributable to its North American less - than - truckload business for the qu arters ended December 31, 2021 and 2020, and the years ended December 31, 2021, 2020, 2019, 2018, 2017, 2016 and 2015, to adjusted operating income, adjusted operating ratio and adjusted EBITDA for the same periods. 1 Operating income, adjusted operating income and adjusted EBITDA include real estate gains of $35 million and $14 million for the three months ended December 31, 2021 and 2020, respectively, and $62 million and $77 million for the years ended December 31, 2021 and 2020, respectively 2 Operating ratio is calculated as (1 - (operating income divided by revenue)) 3 Other income primarily consists of pension income 4 Adjusted operating ratio is calculated as (1 - (adjusted operating income divided by revenue)); adjusted operating margin is the inverse of adjusted operating ratio 5 Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280 6 Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue Note: Refer to the “Non - GAAP Financial Measures” section on page 2 of this document 43 RECONCILIATIONS OF NORTH AMERICAN LESS - THAN - TRUCKLOAD ADJUSTED OPERATING RATIO AND ADJUSTED EBITDA $ in millions (unaudited)

INVESTOR PRESENTATION FEBRUARY 2022 (1) Margin is calculated as revenue less cost of transportation and services (exclusive of depreciation and amortization) Refer to the “Non - GAAP Financial Measures” section on page 2 of this document The following table reconciles XPO’s revenue attributable to its North American Truck Brokerage business for the periods ende d December 31, 2021 and 2020 to margin for the same periods. Financial reconciliations (cont.) 44 RECONCILIATION OF NORTH AMERICAN TRUCK BROKERAGE MARGIN Change % Change % Revenue $ 846 $ 622 36.0% $ 2,749 $ 1,684 63.2% Cost of transportation and services (exclusive of depreciation and amortization) 718 506 2,322 1,398 Margin (1) $ 128 $ 116 10.3% $ 427 $ 286 49.3% Years Ended December 31, 2021 2020 Three Months Ended December 31, 2021 2020 $ in millions (unaudited)

INVESTOR PRESENTATION FEBRUARY 2022 We believe that return on invested capital (ROIC) is an important metric, as it measures how effectively we deploy our capita l b ase. ROIC is calculated as net operating profit after tax (NOPAT) for the year ended December 31, 2021, divided by invested capita l a s of December 31, 2021. NOPAT is calculated as adjusted EBITDA less depreciation expense, real estate gains and cash taxes plus op era ting lease interest. Invested capital is calculated as equity plus debt and operating lease liabilities less cash and goodwill and in tangibles. Financial reconciliations (cont.) 45 32% return on invested capital in 2021 Refer to the “Non - GAAP Financial Measures” section on page 2 of this document RETURN ON INVESTED CAPITAL Select income statement items Select balance sheet items Adjusted EBITDA $ 1,239 Equity $ 1,138 (-) Depreciation 390 (+) Debt 3,572 (-) Real estate gains 68 (+) Operating lease liabilities 922 (+) Operating lease interest 35 (-) Cash 260 (-) Cash taxes 84 (-) Goodwill and intangibles 3,059 Net operating profit after tax (NOPAT) $ 732 Invested capital $ 2,313 December 31, 2021 Year Ended As of December 31, 2021 $ in millions (unaudited)